Exhibit 24.1

July 9, 2008

W. Paul Bowers, Frances Turnage and Wayne Boston

Gentlemen and Ms. Turnage:

Mississippi Power Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or statements with respect to the issuance and sale of an aggregate amount not to exceed $85,000,000 (plus any previously registered but unissued securities) of any of the following securities: preferred stock, depositary preferred shares, junior subordinated notes and senior notes, or any combination of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements of Mississippi Power Company.

Mississippi Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Mississippi Power Company hereby authorizes you or any of you to execute said registration statement or statements and any amendments (including post-effective amendments) thereto on its behalf as attorney-in-fact for it and its authorized officers and to file the same as aforesaid.

The undersigned directors and officers of Mississippi Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly,
MISSISSIPPI POWER COMPANY
By /s/Anthony J. Topazi Anthony J. Topazi President and Chief Executive Officer

/s/Roy Anderson, III Roy Anderson, III	/s/Philip J. Terrell Philip J. Terrell
/s/Tommy E. Dulaney Tommy E. Dulaney	/s/Anthony J. Topazi Anthony J. Topazi
/s/Aubrey B. Patterson, Jr. Aubrey B. Patterson, Jr.	/s/Frances Turnage Frances Turnage
/s/Christine L. Pickering Christine L. Pickering	/s/Cynthia F. Shaw Cynthia F. Shaw
/s/Martha D. Saunders Martha D. Saunders	/s/Vicki L. Pierce Vicki L. Pierce
/s/George A. Schloegel George A. Schloegel

Extract from minutes of meeting of the board of directors of Mississippi Power Company.

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RESOLVED FURTHER: That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers be and they are hereby authorized to give their several powers of attorney to W. Paul Bowers, Frances Turnage and Wayne Boston.

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The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Mississippi Power Company, duly held on July 9, 2008, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: August 8, 2008	MISSISSIPPI POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary